Exhibit 23.2

Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement of Ethyl Corporation on Form S-3 (File No. 33-57243) of our report dated March 11, 1996, on our audit of the combined financial statements of the Texaco Additive Group of Companies as of and for the year ended December 31, 1995, which report is contained in the Ethyl Corporation Form 8-K/A dated February 29, 1996. We also consent to the reference to our firm under the caption "Experts."





                                                     COOPERS & LYBRAND L.L.P.



Houston, Texas
June 28, 1996